UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

Jos. A. Bank Clothiers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23874	36-3189198
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Hanover Pike Hampstead, Maryland	21074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 239-2700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Succession Plan and Election of New Directors

On September 12, 2008, Jos. A. Bank Clothiers, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the implementation of its leadership succession plan under which three top officials will remain with the Company and assume new roles. Effective December 21, 2008, Robert N. Wildrick will become Chairman of the Board; R. Neal Black will become Chief Executive Officer and a Director of the Company and Andrew A. Giordano will become Chairman Emeritus. Mr. Black will remain President of the Company and Mr. Giordano will remain Lead Independent Director. The Press Release also announced the election of James H. Ferstl and Henry Homes, III as new directors of the Company, effective September 9, 2008. The size of the board was increased to seven members in connection with the elections of Messrs. Ferstl and Homes and is scheduled to increase to eight members as of December 21, 2008 in connection with the election of Mr. Black.

Mr. Black was elected for a term commencing on the date he becomes the Company’s Chief Executive Officer (December 21, 2009) and expiring at the earlier to occur of the Company’s 2011 Annual Meeting of Stockholders or the termination of his employment with the Company. Mr. Ferstl was elected for a term expiring at the Company’s 2011 Annual Meeting of Stockholders. Mr. Homes was elected for a term expiring at the Company’s 2009 Annual Meeting of Stockholders. Messrs. Ferstl and Homes will receive compensation for their service on the Board of Directors and any Board Committees consistent with the Company’s compensation policies for its other non-employee directors. Mr. Black will not be entitled to separate compensation for his service as a director.

The Board of Directors determined that each of Messrs. Ferstl and Homes qualifies as independent under the Nasdaq Marketplace Rules. Mr. Ferstl was appointed to serve on the Nominating and Governance Committee and Mr. Homes was appointed to serve on the Compensation Committee.

Mr. Black, age 53, has been the Company’s President since April 2007. He joined the Company in January 2000 and served as Executive Vice President — Merchandising and Marketing from January 2000 to April 2007. Mr. Black has been the Company’s Chief Merchandising Officer during his entire tenure with the Company.

Amendment to Mr. Wildrick’s Employment Agreement

On September 9, 2008, the Company and Mr. Wildrick entered into a Fourth Amendment to Employment Agreement (the “Employment Agreement Amendment”), which amends Mr. Wildrick’s existing employment agreement with the Company (the “Wildrick Employment Agreement”). Under the Employment Agreement Amendment, (i) the last day of Mr. Wildrick’s employment period with the Company (the “Employment Period”) will be December 20, 2008; (ii) Mr. Wildrick is waiving his right to receive any fourth quarterly bonus payment to which he may otherwise have been entitled, base salary for the period from December 21, 2008 through January 31, 2009 and per diem compensation for unused vacation, each of which would otherwise have been payable under the Wildrick Employment Agreement had Mr. Wildrick not agreed to the early expiration of the Employment Period and (iii) on or before the last day of the Employment Period, the Company will pay to Mr. Wildrick, in lieu of and not exceeding the other payments which otherwise would have been due to Mr. Wildrick under the Employment Agreement, the sum of $1,009,000, less applicable withholdings. Following the Employment Period, Mr. Wildrick will no longer be an officer or employee of the Company.

Consulting Agreement with Mr. Wildrick

On September 9, 2008, the Company and Mr. Wildrick entered into a Consulting Agreement (the “Consulting Agreement”). Under the Consulting Agreement, the Company will retain Mr. Wildrick to consult on matters of strategic planning and initiatives for a term of three years commencing February 1, 2009. The annual fee payable to Mr. Wildrick for these consulting services will be $825,000. The Consulting Agreement provides for the acceleration of payments due thereunder to Mr. Wildrick in connection with certain termination events. The Consulting Agreement also includes an agreement by Mr. Wildrick not to compete with the Company or to solicit its customers or employees during its term.

For his role as Chairman of the Board of Directors, Mr. Wildrick will receive an annual retainer of $150,000 and will otherwise receive compensation for his service on the Board of Directors and any Board Committees consistent with the Company’s compensation policies for its other non-employee directors.

Employment Agreement with Mr. Black

On September 9, 2008, the Company entered into an Employment Agreement with Mr. Black (the “Black Employment Agreement”) pursuant to which Mr. Black will be employed as the Company’s Chief Executive Officer, effective December 21, 2008. Subject to earlier termination as provided in the Black Employment Agreement, Mr. Black’s employment as Chief Executive Officer will continue through January 29, 2011. Effective December 21, 2008, Mr. Black’s current employment agreement with the Company will be terminated and superseded by the Black Employment Agreement. Under the Black Employment Agreement, Mr. Black’s base salary will initially be $750,000. Beginning in Fiscal 2010 (which ends January 29, 2011), Mr. Black’s base salary will be increased at least once each fiscal year in an amount not less than the percentage increase in the consumer price index over the most recently reported 12-month period. Provided that such bonus is approved by the shareholders of the Company, for Fiscal 2009 (which ends January 30, 2010) and for each fiscal year thereafter, Mr. Black will be entitled to a bonus opportunity of up to 200% of his base salary based upon the achievement of annual performance goals. Mr. Black will also be entitled to a monthly car allowance of $1,600 and other benefits otherwise provided to the Company’s senior management.

Under the Black Employment Agreement, in the event that Mr. Black’s employment is terminated by the Company without “cause” or by Mr. Black for “good reason” or within 90 days following a “change of control” (each as defined in the Black Employment Agreement), Mr. Black will be entitled to be paid $1,500,000 plus, if applicable, any bonus payable for the last full bonus year. If Mr. Black’s employment is not renewed or continued for at least one additional year following the end of the term, Mr. Black will be entitled to payment of $750,000 plus, if applicable, any bonus due for the last full bonus year. The Black Employment Agreement also provides for the acceleration of certain payments following certain other termination events. In any of the foregoing events, the Company would have no further obligation to continue any other benefits past the date of termination. Mr. Black will be subject to certain non-compete restrictions following the term of his employment with the Company.

The foregoing summary of the Employment Agreement Amendment, Consulting Agreement and Black Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements which are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the Company’s Press Release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Fourth Amendment to Employment Agreement, dated September 9, 2008, by and between Robert N. Wildrick and Jos. A. Bank Clothiers, Inc.

10.2	Consulting Agreement, dated as of September 9, 2008, between Robert N. Wildrick and Jos. A. Bank Clothiers, Inc.

10.3	Employment Agreement, dated as of September 9, 2008, between R. Neal Black and Jos. A. Bank Clothiers, Inc.

99.1	Press Release dated September 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jos. A. Bank Clothiers, Inc. (Registrant)
By:	/s/ Charles D. Frazer
	Name:	Charles D. Frazer
	Title:	Senior Vice President-General Counsel

Dated: September 12, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Employment Agreement, dated September 9, 2008, by and between Robert N. Wildrick and Jos. A. Bank Clothiers, Inc.

10.2	Consulting Agreement, dated as of September 9, 2008, between Robert N. Wildrick and Jos. A. Bank Clothiers, Inc.

10.3	Employment Agreement, dated as of September 9, 2008, between R. Neal Black and Jos. A. Bank Clothiers, Inc.

99.1	Press Release dated September 12, 2008